Exhibit 15.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Shell Company Report on Form F-20 of our report dated February 24, 2022, relating to the financial statements of Gores Guggenheim, Inc., which is incorporated by reference in the Shell Company Report on Form F-20.

/s/ WithumSmith+Brown, PC

New York, New York

June 29, 2022